As Filed with the Securities and Exchange Commission on April 20, 2010
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NIVS IntelliMedia Technology Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3651 (Primary Standard Industrial Classification Number)	20-8057809 (I.R.S. Employer Identification Number)

NIVS Industry Park
No. 29-31, Shuikou Road, Huizhou, Guangdong
People’s Republic of China 516006
86-752-3125862
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
800-222-2122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, California 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑  333-165222

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share(1)	1,398,175	$3.29	$4,599,996	$327.98
Underwriters’ Warrants to Purchase Common Stock(2)	36,474	n/a	n/a	n/a
Common Stock Underlying Underwriters’ Warrants, $0.0001 par value per share(2)	36,474	$4.11	$149,908	$10.69
Total Registration Fee				$338.67

(1)
Estimated solely for the purpose of calculating the amount of the registration in accordance with Rule 457(o) under the Securities Act of 1933, as amended.  Includes 182,370 shares of common stock for which the underwriters have the option to purchase to cover over-allotments, if any.

(2)
The Registrant will sell to the underwriters for this public offering warrants to purchase up to 36,474 shares of common stock.  The warrants will be exercisable at a per share exercise price of $4.11, which is equal to 125% of the public offering price.  As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $149,908. In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the underwriters’ warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the "Commission") by NIVS IntelliMedia Technology Group, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-1 (Registration No. 333-165222), which was declared effective by the Commission on April 19, 2010.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-165222 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

Exhibit Number	Document

5.1	Opinion of K&L Gates LLP
23.1	Consent of Kempisty & Company Certified Public Accountants, PC.
23.2	Consent of MaloneBailey, LLP.
23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-165222).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huizhou, People’s Republic of China, on the 20th day of April, 2010.

NIVS IntelliMedia Technology Group, Inc.

By:	/s/ Tianfu Li
Name:	Tianfu Li
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Tianfu Li	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 20, 2010
Tianfu Li

/s/ Simon Zhang	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	April 20, 2010
Simon Zhang

*	Director	April 20, 2010
Ruxiang Niu

*	Director	April 20, 2010
Minghui Zhang

*	Chief Operating Officer and Director	April 20, 2010
Gengqiang Yang

*	Director	April 20, 2010
Charles Mo

* By:	/s/ Tianfu Li
Tianfu Li, as Attorney in Fact

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of K&L Gates LLP
23.1	Consent of Kempisty & Company Certified Public Accountants, PC.
23.2	Consent of MaloneBailey, LLP.
23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-165222).